UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 13, 2018
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 13, 2018, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board”) of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), unanimously appointed David Schopp as a Class II director of the Board. As a Class II director, Mr. Schopp’s initial term expires at the 2021 annual meeting of stockholders.
Mr. Schopp, 69, currently serves as a Partner of Stonebridge Partners (a position he has held since 2004). From 2001 to 2004, Mr. Schopp served as President and Chief Executive Officer of Orbis, a division of Menasha Corp. and a manufacturer of plastic returnable containers and logistics management. From 1999 to 2001, Mr. Schopp served as Vice President and General Manager of Promo Edge, a division of Menasha Corp. and a manufacturer of printers and displays. From 1993 to 1999, Mr. Schopp served as President of Comark Bates, a promotional products printer. Prior to 1993, Mr. Schopp held various positions at US Sample Company, Booz, Allen & Hamilton, and Pullman Inc., over a period of approximately 17 years. Mr. Schopp is currently Chairman of the Board of Directors of each of Cast Crete, a manufacturer of concrete lintels, Hydraulics Global, an aftermarket manufacturer of hydraulic pumps, and Specialty Bakers, a commercial bakery. Mr. Schopp has held numerous prior board positions, including as Chairman of the Board of Directors of American Dryer Corporation, Inland Pipe Rehabilitation, Alpine Engineering, and Corbi Plastics, and as a director of Menasha Advantage.
Mr. Schopp’s appointment to the Board was approved by Michael Connors and Rolf Unterberger as the Company’s “Zhone Directors” in accordance with Article V of the Amended and Restated Bylaws of the Company. Except for the foregoing, there were no arrangements or understandings between Mr. Schopp and any other persons pursuant to which he was selected as a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Schopp and the Company, and the Board has determined that Mr. Schopp meets the applicable independence requirements of The Nasdaq Stock Market listing standards.
In connection with his appointment to the Board, Mr. Schopp will receive the standard compensation payable to non-employee directors under the Company’s Non-Employee Director Compensation Program, which comprises an annual cash retainer of $35,000 (pro-rated for partial years) and an annual equity grant of restricted stock units in an amount determined by dividing $65,000 (pro-rated for partial years) by the fair market value per share on the date of grant, which restricted stock units will vest in four equal quarterly installments over the course of one year. The description of the Company’s Non-Employee Director Compensation Program is qualified in its entirety by reference to the full text of the Non-Employee Director Compensation Program, which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2018	DASAN Zhone Solutions, Inc.

	By:	/s/ MICHAEL GOLOMB
Michael Golomb
Chief Financial Officer